SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                               AIM GROWTH SERIES


A Special Meeting of Shareholders of AIM Small Cap Growth Fund was held on August 17, 2001.

At such meeting, shareholders of AIM Small Cap Growth Fund were asked to:

1.* Elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.

2. Ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:

The results of the voting on the above matters were as follows:

                                                                    Withheld/
       Trustees/Matter                             Votes For       Abstentions
       ---------------                             ---------       -----------
(1)*   Robert H. Graham............................99,512,845       1,838,025
       Frank S. Bayley.............................99,506,310       1,844,560
       Ruth H. Quigley.............................99,428,522       1,922,348
       Bruce L. Crockett...........................99,524,735       1,826,135
       Owen Daly II................................99,399,439       1,951,431
       Albert R. Dowden............................99,536,284       1,814,586
       Edward K. Dunn, Jr..........................99,464,033       1,886,837
       Jack M. Fields..............................99,538,446       1,812,424
       Carl Frischling.............................99,448,226       1,902,644
       Prema Mathai-Davis..........................99,459,830       1,891,040
       Lewis F. Pennock............................99,524,247       1,826,623
       Louis S. Sklar..............................99,523,581       1,827,289


                                                           Votes      Withheld/
       Matter                                 Votes For    Against   Abstentions
       ------                                 ---------    -------   -----------
(2)    Ratification of the selection of
       PricewaterhouseCoopers LLP as
       Independent Accountants of the Fund....16,734,257   119,617     172,528

--------
* Proposal 1 required approval by a combined vote of all of the portfolios of AIM Growth Series